Exhibit 99.1

ACETO Corporation 4 Tri Harbor Court Port Washington, New York 11050

“Sourcing and Supplying Quality Products Worldwide”	NEWS RELEASE

FOR IMMEDIATE RELEASE

ACETO Reports Fiscal 2016 Third Quarter Results

PORT WASHINGTON, N.Y., May 5, 2016 — ACETO Corporation (Nasdaq: ACET), an international company engaged in the marketing, sale and distribution of Human Health products, Pharmaceutical Ingredients and Performance Chemicals, announced today financial results for the third quarter of fiscal 2016 ended March 31, 2016.

Third Quarter Fiscal 2016 versus Third Quarter Fiscal 2015

•	Net sales of $157.9 million versus $145.8 million, an 8.3% increase
•	Gross profit of $38.3 million versus $36.6 million, a 4.6% increase
•	Net income of $10.4 million versus $8.4 million, a 23.9% increase
•	Diluted EPS of $0.35 versus $0.29, a 20.7% increase
•	Non-GAAP Adjusted Net Income of $12.5 million versus $10.0 million, a 24.2% increase
•	Non-GAAP Adjusted EPS of $0.42 versus $0.34, a 23.5% increase

Management Commentary

“We are pleased with the results we achieved in the third quarter of fiscal 2016. Consistent with our performance for the first half of fiscal 2016 both GAAP and non-GAAP Adjusted EPS growth for the third quarter were strong and well ahead of net sales growth,” said Sal Guccione, Chief Executive Officer of ACETO.

“Each of our business segments contributed to the 8.3% increase in net sales. Human Health, our largest segment, increased sales by 4.4% driven by growth in our Rising Pharmaceuticals generic business. Pharmaceutical Ingredients realized strong sales from international markets and grew by 13% in the quarter, producing an above-average contribution to total company net sales. Performance Chemicals, benefitting from seasonally strong agricultural sales, also contributed to the quarter’s sales growth. Gross profit for the quarter increased by 4.6% driven by growth in both the Pharmaceutical Ingredients and Performance Chemicals segments partially offset by a modest decrease in the Human Health segment,” Mr. Guccione added.

“As we enter the last quarter of our fiscal year, we remain on track with our previous guidance for fiscal 2016 and expect to achieve a low single-digit increase in net sales, a high single-digit to low double-digit increase in net income on a GAAP basis, and low double-digit growth on a non-GAAP Adjusted basis. This outlook for the balance of fiscal 2016 takes into account increased competition in our Rising Pharmaceuticals business and sales headwinds on specialty chemicals arising from the devaluation of the Chinese currency. We continue to invest in new products and, having spent $6.3 million in R&D for the first nine months of fiscal 2016, we project our full year spend to be approximately $8 million. We therefore expect to deliver results for the fiscal year that continue to reflect our strategy of transitioning towards Human Health,” Mr. Guccione concluded.

Third Quarter Financial Review

Net sales for the third quarter of fiscal 2016 were $157.9 million, an increase of 8.3% from $145.8 million reported for the third quarter of fiscal 2015. Total Company gross profit was $38.3 million, an increase of 4.6%, compared to $36.6 million for the third quarter of fiscal 2015. Gross margin for the third quarter was 24.2% compared to 25.1% for the prior year period.

Human Health segment sales were $58.8 million, an increase of 4.4%, compared to $56.3 million for the third quarter of fiscal 2015. The revenue increase was primarily due to an increase in sales at Rising, which was partially offset by a small sales decrease in the Nutritional business. Gross profit for the Human Health segment was $19.1 million, a decrease of 4.2%, compared to $20.0 million for the third quarter of fiscal 2015. Gross margin for the third quarter was 32.5%, compared to 35.4% in the prior year period. The decrease in gross profit and margin was related to product mix, increased chargebacks and price protection on certain finished dosage form generic products at Rising.

Pharmaceutical Ingredients segment sales were $45.8 million, an increase of 13.1%, compared to $40.5 million for the third quarter of fiscal 2015. The increase in sales was due primarily to higher international sales of APIs and pharmaceutical intermediates. Gross profit in the quarter was $8.6 million, a 29.6% increase compared to $6.7 million for the third quarter of fiscal 2015. Gross margin for the third quarter was 18.9%, compared to 16.5% in the prior year period. The increase in both gross profit and margin was due to the higher international sales achieved in both APIs and intermediates.

Performance Chemicals segment sales were $53.3 million, an increase of 8.9%, compared to $48.9 million for the third quarter of fiscal 2015, due primarily to higher agricultural protection products sales. Gross profit was $10.5 million, an increase of 5.5%, compared to $10.0 million for the third quarter of fiscal 2015. Gross margin was 19.7% for the third quarter compared to 20.4% in the prior year period. Both specialty chemicals and agricultural protection products contributed to the increased gross profit compared to last year. The decline in the gross margin was due to product mix.

Total selling, general and administrative expenses were up modestly at $19.5 million compared to $19.1 million in the same period last year, a 2.3% increase. Selling, general and administrative expenses included $1.2 million of transaction costs related to a potential acquisition target. Research and Development expenses in the third quarter totaled $2.3 million compared to $2.1 million in the prior year period. The majority of R&D expenses are milestone based and can fluctuate quarterly.

Operating income totaled $16.5 million, an increase of 6.8% over the third quarter of fiscal 2015. Net income was $10.4 million, or $0.35 per diluted share, compared to net income of $8.4 million, or $0.29 per diluted share, for the comparable quarter of fiscal 2015. Non-GAAP Adjusted Net Income was $12.5 million in the third quarter, compared to $10.0 million in the prior period, a 24.2% increase. Non-GAAP Adjusted Earnings per Share were $0.42, compared to $0.34 in the year ago third quarter, a 23.5% increase.

Conference Call

Management will host a conference call to discuss the operating and financial results at 9:00am ET on Friday, May 6, 2016. To participate in the conference call, please dial (800) 446-1671 or (847) 619-7054 approximately 10 minutes prior to the call. Please reference conference ID # 42245729.

A live webcast of the conference call will be available in the Investor Relations section of the Company’s website, www.aceto.com. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software.

A telephone replay of the conference call will be available from 11:30 a.m. ET on May 6, 2016 until 11:59 p.m. ET on May 13, 2016 and may be accessed by calling (888) 843-7419 and referencing conference ID # 42245729. An archived replay of the conference call will also be available in the investor relations section of the Company’s website.

Use of Non-GAAP Financial Information

In addition to U.S. GAAP results, this press release also includes certain non-GAAP financial measures as defined by the SEC. This measure, Adjusted Net Income, represents net income excluding amortization of intangibles, debt extinguishment, amortization of debt discount and debt issuance costs and transaction costs related to acquisitions. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior periods’ results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate the performance of its business units.

Pursuant to the requirements of Regulation G, reconciliations of Adjusted Net Income to U.S. GAAP net income are presented in the table Non-GAAP Reconciliation of this press release.

About ACETO

ACETO Corporation, incorporated in 1947 and with offices and operations in 10 countries, is engaged in the marketing, sale and distribution of Human Health products (finished dosage form generics and nutraceuticals), Pharmaceutical Ingredients (pharmaceutical intermediates and active pharmaceutical ingredients) and Performance Chemicals (specialty chemicals and agricultural protection products).

FORWARD LOOKING STATEMENTS

This news release contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this news release may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of ACETO’s plans or strategies, financing plans, projected or anticipated benefits from acquisitions that ACETO may make, or a projection involving anticipated revenues, earnings or other aspects of ACETO’s operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. ACETO intends for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “will,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements.  The forward-looking statements contained in this press release include, but are not limited to, statements regarding the Company’s strategic initiatives including selling finished dosage form generic drugs, and statements regarding the prospects for long-term growth.  ACETO cautions you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond ACETO’s control, which may influence the accuracy of the statements and the projections upon which the statements are based.  Factors that could cause actual results to differ materially from those set forth or implied by any forward-looking statement include, but are not limited to, risks and uncertainties discussed in ACETO’s reports filed with the Securities and Exchange Commission, including, but not limited to, ACETO’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and other filings. Copies of these filings are available at www.sec.gov.

Any one or more of these uncertainties, risks and other influences could materially affect ACETO’s results of operations and whether forward-looking statements made by ACETO ultimately prove to be accurate. In addition, periodic high-margin product sales may have a positive material financial impact in a given quarter that may be non-recurring in future quarters, thereby rendering one quarter's performance not useful as a predictor of future quarters' results.  ACETO’s actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements.  ACETO undertakes no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

Investor Relations Contact:

LHA
Jody Burfening
jburfening@lhai.com

(212) 838-3777

(Financial Tables Follow)

Aceto Corporation and Subsidiaries

Consolidated Statements of Income

(in thousands, except per share amounts)

	(unaudited)		(unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net sales	$157,926	$145,796	$423,100	$400,364
Cost of sales	119,637	109,198	314,362	306,096
Gross profit	38,289	36,598	108,738	94,268
Gross profit %	24.24%	25.10%	25.70%	23.55%

Selling, general and administrative expenses	19,498	19,067	56,377	56,320
Research and development expenses	2,319	2,101	6,280	3,223
Operating income	16,472	15,430	46,081	34,725

Other expense, net of interest expense	(928)	(1,804)	(2,461)	(2,969)

Income before income taxes	15,544	13,626	43,620	31,756
Income tax provision	5,120	5,215	15,628	11,909
Net income	$10,424	$8,411	$27,992	$19,847

Net income per common share	$0.36	$0.29	$0.96	$0.69

Diluted net income per common share	$0.35	$0.29	$0.95	$0.68

Weighted average shares outstanding:
Basic	29,158	28,773	29,085	28,710
Diluted	29,620	29,267	29,536	29,216

Aceto Corporation and Subsidiaries

Consolidated Balance Sheets

(in thousands, except per-share amounts)

	(unaudited)
	March 31, 2016	June 30, 2015

Assets
Current Assets:
Cash and cash equivalents	$53,093	$34,020
Investments	2,394	3,416
Trade receivables: less allowance for doubtful accounts: March 31, 2016 $509; and June 30, 2015 $691	176,777	161,521
Other receivables	12,459	10,611
Inventory	100,314	95,596
Prepaid expenses and other current assets	3,726	3,096
Deferred income tax asset, net	2,511	2,050

Total current assets	351,274	310,310

Property and equipment, net	10,151	10,456
Property held for sale	6,574	6,574
Goodwill	67,893	67,870
Intangible assets, net	81,647	78,997
Deferred income tax asset, net	19,664	9,972
Other assets	7,397	5,595

Total Assets	$544,600	$489,774

Liabilities and Shareholders’ Equity

Current liabilities:
Current portion of long-term debt	$197	$10,197
Accounts payable	60,860	54,962
Accrued expenses	49,284	59,841
Total current liabilities	110,341	125,000

Long-term debt, net	117,229	99,960
Long-term liabilities	6,365	7,542
Environmental remediation liability	2,236	2,995
Deferred income tax liability	9,578	66
Total liabilities	245,749	235,563

Commitments and contingencies

Shareholders’ equity:
Preferred stock, 2,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value: (75,000 shares authorized at March 31, 2016 and 40,000 shares authorized at June 30, 2015; 29,585 and 29,147 shares issued and outstanding at March 31, 2016 and June 30, 2015, respectively)	296	292
Capital in excess of par value	113,793	93,807
Retained earnings	189,849	167,208
Accumulated other comprehensive loss	(5,087)	(7,096)
Total shareholders' equity	298,851	254,211

Total liabilities and shareholders' equity	$544,600	$489,774

Aceto Corporation

Diluted Net Income Per Common Share Excluding Charges (Non-GAAP Reconciliation)

(in thousands, except per share amounts)

	(unaudited) Three Months Ended March 31, 2016	(unaudited) Diluted Net Income Per Common Share Three Months Ended March 31, 2016	(unaudited) Three Months Ended March 31, 2015	(unaudited) Diluted Net Income Per Common Share Three Months Ended March 31, 2015	(unaudited) Nine Months Ended March 31, 2016	(unaudited) Diluted Net Income Per Common Share Nine Months Ended March 31, 2016	(unaudited) Nine Months Ended March 31, 2015	(unaudited) Diluted Net Income Per Common Share Nine Months Ended March 31, 2015

Net income, as reported	$10,424	$0.35	$8,411	$0.29	$27,992	$0.95	$19,847	$0.68

Adjustments:

Amortization of intangible assets	2,883	0.10	2,564	0.08	8,325	0.29	7,726	0.26
Amortization of debt discount (non-cash interest expense)	1,184	0.04	-	-	1,771	0.06	-	-
Amortization of debt issuance costs	209	0.01	-	-	313	0.01	-	-
Termination of interest rate swap	-	-	-	-	420	0.01	-	-
Contingent consideration	(1,074)	(0.04)	-	-	(1,074)	(0.04)	-	-
Separation and relocation costs	-	-	-	-	-	-	99	0.00
Step-up of inventory	-	-	-	-	-	-	209	0.01

Adjusted income excluding charges	13,626	0.46	10,975	0.37	37,747	1.28	27,881	0.95
Adjustments to provision for income taxes	1,152	0.04	934	0.03	3,609	0.12	3,013	0.10

Adjusted net income (Non-GAAP)	$12,474	$0.42	$10,041	$0.34	$34,138	$1.16	$24,868	$0.85

Diluted weighted average shares outstanding	29,620	29,620	29,267	29,267	29,536	29,536	29,216	29,216

NOTE: Items identified in the above table are not in accordance with, or an alternative method for, generally accepted accounting principles (GAAP) in the United States. These items should not be reviewed in isolation or considered substitutes of the Company’s financial results as reported in accordance with GAAP. Due to the nature of these items, it is important to identify these items and to review them in conjunction with the Company’s financial results reported in accordance with GAAP. The exclusion of these items also allows investors to compare results of operations in the current period to prior period’s results based on the Company’s fundamental business performance and analyze the operating trends of the business. The exclusion of these items also allows management to evaluate performance of its business units.